UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report:  January 29, 2008

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number  001-08123

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:     (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR   240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 29, 2008, we issued a press release announcing our financial results for our second quarter ended December 31, 2007.   The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.

In a conference call discussing the press release, management disclosed certain information which may be considered important to certain shareholders.

Backlog as of December 31, 2007 was $43.1 million, compared to $23.4 million as of December 31, 2006, primarily due to the inclusion of the $20 million New York City contract awarded to the Intersection Control segment in January 2007.  Excluding the $20 million New York City contract, Intersection Control backlog was consistent at $8.6 million compared to last year.  The backlog for the Protect and Direct segment decreased 11% to $6 million.  For the Inform segment, backlog increased 5% to $8.5 million.

Our gross margin for the current six-month period was 32.4% compared to 29.3% for the first six-months of last year, due to restructuring costs related to inventory write-offs recorded last year.  If we exclude these inventory write-offs from last year’s gross margin, gross margin declined from 34.9% to 32.4% primarily due to unfavorable product sales mix in the Protect and Direct segment with higher sales of Triton® water-filled barriers and delineators, which have lower gross margins than some of their other product lines.

Within the Intersection Control segment, testing for the $20 million New York City contract has been performed and New York City has requested us to begin shipping controllers in this third quarter.  We currently expect to begin to recognize revenue relating to the contract in the fourth quarter of this fiscal year.  We estimate typical production levels to be about $750,000 in sales per month. However, the amount can vary depending on what New York City requests and is therefore difficult to predict at this time.

A conference call discussing the press release was recorded and is available for replay through Tuesday, February 5, 2008.  To access the replay, please call (888) 286-8010 and enter passcode 63133058; the recorded web cast will also be available at “www.quixotecorp.com”.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts.  Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this report.  Forward-looking statements are subject to numerous risks, uncertainties and assumptions about us and our business.  These risks and uncertainties are discussed in our annual report on Form 10-K for the year ended June 30, 2007.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01                               Financial Statements and Exhibits.

The following Exhibits are included herein:

(d)                                 Exhibits

99                      Press Release issued by Quixote Corporation, dated January 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE:	January 29, 2008	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial
Officer and Treasurer
(Chief Financial & Accounting
Officer)